Exhibit 10.1

Common Stock Purchase Agreement

This Common Stock Purchase Agreement (the “Agreement”) is made and entered into as of November 7, 2022, by and between Ludmila Smolyansky (“Seller”) and Lifeway Foods, Inc., an Illinois corporation (the “Company”).

Recitals

A.                Seller, together with her affiliate the Ludmila Smolyansky Trust 2/1/05 (the “Trust”), are the sole beneficial and record owners of an aggregate of 3,386,641 shares of common stock of the Company (“Common Stock”).

B.                 Seller desires to sell, or cause the Trust to sell, to the Company 850,340 shares of Common Stock (the “Shares”) pursuant to the terms and conditions in this Agreement.

Agreement

In consideration of the foregoing and of the mutual promises and covenants set forth below, the parties agree as follows:

1.      Purchase of Shares. Subject to the terms and conditions of this Agreement, Seller agrees to sell, or cause the Trust to sell, to the Company and the Company agrees to purchase from Seller or the Trust the Shares for the purchase price of $4.70 per share, which the Seller and the Company agree represents a twenty percent (20.0%) discount to the average closing price of the Common Stock on Nasdaq over the five (5) trading day period ended on the trading day immediately preceding the date of this Agreement (the aggregate purchase price for the Purchased Shares, the “Purchase Price”).

The parties agree that no portion of the Purchase Price will be received indirectly by the Company.

2.      Use of Proceeds. Seller agrees to use a portion of the proceeds to satisfy in full all her obligations under the Amended, Restated and Consolidated Loan Agreement, dated May 31, 2019, by and among CIBC Bank USA Inc. (“CIBC”) and Seller, Edward Smolyansky (“Mr. Smolyansky”) and Julie Smolyansky, as amended from time to time (the “Note”), as contemplated by Section 3(a), below.

3.      Closing and Deliveries by the Parties. Subject to the terms and conditions of this Agreement, the sale and transfer of the Shares from Seller to the Company shall take place remotely by exchanging the documents and signatures at such time and place as Seller and the Company mutually agree upon in writing (the “Closing”), but in no event later than the third (3rd) business day after which all of the conditions set forth in Sections 6 and 7 shall have been satisfied or waived.

(a)               Deliveries by the Company. At the Closing, the Company shall deliver the Purchase Price as follows: (i) first, to CIBC, a wire transfer of immediately available funds, in an amount (the “Payoff Amount”) equal to (x) $3,333,250.17 plus (y) an amount equal to the product of (A) the number of days in the period from but excluding October 31, 2022 to and including the date of the Closing, multiplied by (B) $539.6390845, plus (z) other amounts due and owing under the Note, and (ii) second, wire transfers in immediately available funds to accounts designated by the Seller, in an aggregate amount equal to the Purchase Price minus the Payoff Amount. The Company shall deliver to Seller any such other documentation in connection with the Closing that Seller shall reasonably request.

(b)              Deliveries of Seller. At the Closing, Seller shall have submitted a Securities Transfer Form to the Company’s transfer agent for the Shares to be transferred to the Company and directing the Company’s transfer agent to (i) cancel the Shares or (ii) issue certificates evidencing the Shares or a statement issued by the transfer agent of the transfer of Shares in Direct Registration System (the “Certificates”) to the Company registered in the name of the Company. Seller shall deliver to the Company or the transfer agent any such other documentation in connection with the Closing that the Company or the transfer agent shall reasonably request.

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4.      Representation and Warranties. Seller hereby represents and warrants to the Company as follows:

(a)              Authorization. Seller has full power and authority to execute and deliver this Agreement, to perform Seller’s obligations under this Agreement, and to consummate the transactions contemplated in this Agreement. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, state or local governmental authority or other person on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

(b)              No Breach. The execution and delivery of this Agreement by Seller, and, assuming the ROFR (as defined below) shall have expired or been duly waived, the consummation of the transactions contemplated in this Agreement and the compliance with the terms of this Agreement, will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval under, any agreement or instrument to which Seller is a party or by which Seller may be bound. The parties acknowledge and agree that any default by Seller referenced in the preceding sentence shall be deemed material if it negatively affects the Company in any way.

(c)               Title to Shares. Except for liens and encumbrances arising in connection with the Note or under the Stockholders’ Agreement (as defined below), Seller owns the Shares free and clear of any and all liens or encumbrances of any kind, other than restrictions on transferability under applicable securities laws, and has good and clear marketable title to the Shares, and such Shares are not subject to any option to purchase. Absent any agreement by the Company to the contrary and absent any other lien or encumbrance to which the Company may be or may become subject, upon the sale of the Shares to the Company pursuant to the terms of this Agreement, the shares will be cancelled or the Company will own the Shares, free and clear of any and all liens or encumbrances of any kind, other than restrictions on transferability under applicable securities law, and the Company will have good and clear marketable title to the Shares.

(d)              Sophisticated Seller. Seller (i) is a sophisticated individual familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares, (iii) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with her legal, tax and financial advisors concerning this Agreement and its subject matter and (iv) has independently and without reliance upon financial, legal or tax advice of the Company or any of its Related Parties (as defined below), and based on such information and the advice of such advisors as Seller has deemed appropriate, made her own analysis and decision to enter into this Agreement. Seller acknowledges that none of the Company or any of its Related Parties is acting as a fiduciary or financial or investment adviser to Seller, and none of such persons has given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. Seller further acknowledges that (A) the Company currently may, after the date hereof, come into possession of information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares (“Seller Excluded Information”), (B) Seller has determined to sell the Shares notwithstanding her lack of knowledge of Seller Excluded Information, (C) the price for the Shares may significantly appreciate or depreciate over time and by agreeing to sell the Shares to the Company pursuant to this Agreement, Seller is giving up the opportunity to sell the Shares at a higher price in the future and (D) neither the Company nor any of its Related Parties shall have any liability to Seller, and Seller to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Company or its Related Parties, whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Seller understands the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance. As used herein, “Related Parties” shall mean current and former directors, officers, partners, employees, attorneys, accountants, agents, successors, assigns, current and former stockholders (including current and former limited partners, general partners and management companies), owners, representatives, predecessors, parents, affiliates, associates and subsidiaries; provided, however, (a) with respect to the Company, Related Parties shall not include Seller; and (b) with respect to Seller, Related Parties shall not include the Company.

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(e)               Access to Information. Seller, as a director of the Company, has had access to information as is necessary in order for her to make a fully-informed decision as to this Agreement. Seller acknowledges that (i) the Purchase Price represents a negotiated price; and (ii) neither the Company or its Related Parties has made any representation or warranty as to the current or future fair market value of the Shares.

(f)                No Continuing Rights. Seller understands, acknowledges and agrees that, following the Closing, Seller shall have no rights with respect to the Shares, as a shareholder of the Company or otherwise, with respect to any future sale, acquisition, merger, liquidation, dissolution or other corporate event regarding the Company or its assets, or any public offering, tender offer or other offer to purchase any of the Company’s shares, whether by the Company or any other person or entity. Seller further acknowledges that the value attributed to the Shares or comparable shares in any such transaction may be greater than the Purchase Price.

(g)               Tax Advice. Neither the Company nor its Related Parties has made statements, warranties or representations to Seller with respect to the income tax consequences of the transactions contemplated by this Agreement. Seller has reviewed with her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Seller relies solely on such advisors and not on any statements or representations of the Company or any of its Related Parties for the federal, state, local and foreign tax consequences to it that may result from the transactions contemplated by this Agreement. Seller understands that Seller (and not the Company) will be responsible for any tax liability of Seller that may arise as a result of any transaction contemplated by this Agreement.

(h)              Offering. Seller has not offered the Shares for sale to any person other than the Company that has not expired or otherwise been validly rescinded. Seller is selling the Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(i)                 No Solicitation; Broker-Dealer. Seller has not effected the transfer of the Shares contemplated by this Agreement by or through a broker-dealer in any public offering. No broker, finder or agent will have any claim against the Company for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Seller.

(j)                Litigation. Except for any efforts by CIBC to sell shares of Common Stock owned by the Seller, as of the date hereof, there is no action, suit, proceeding or investigation pending or, to such Seller’s knowledge, currently threatened against such Seller that questions the validity of this Agreement or the right of Seller to enter into any of this Agreement, or to consummate the transactions contemplated hereby or thereby.

(k)              Disclosure. Except as set forth in the SEC Documents (as defined below), or as disclosed in any draft of the Company's Quarterly Report for the period ended September 30, 2022 or to the Company by e-mail within two (2) business days prior to the date of this Agreement, and except for the entry into this Agreement, the planned sale of the Shares contemplated hereby and the facts and circumstances relating to the Note, as of the date hereof there is no material nonpublic information relating to the Company or the Shares and neither this Agreement, nor any other agreement, document, certificate or written statement furnished to the Company or its counsel by or on behalf of Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or therein not misleading in any material respect.

(l)                 Non-Reliance by Seller. Seller acknowledges that neither the Company nor any of its Related Parties has made, and Seller is not relying on, any representation or warranty, express or implied, except as otherwise expressly set forth in Section 4.

5.      Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

(a)               Authorization. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated in this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.

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(b)              No Breach. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated in this Agreement, and the compliance with the terms of this Agreement will not conflict with, result in the breach of, or constitute a material default under, or require any consent or approval under, any agreement or instrument to which the Company is a party or by which it may be bound.

(c)                Investment Experience; Representations. The Company, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Shares, and has so evaluated the merits and risks of such acquisition. The Company is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Company is acquiring the Shares for the Company’s own account and is not acquiring the Shares with a view to or for sale in connection with any distribution thereof.

(d)              SEC Documents. The Common Stock is listed and posted for trading on the Nasdaq Global Market. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The SEC Documents, the truth, accuracy and completeness of on which the Seller may rely, are available to the Seller or her representatives on the EDGAR system. Except as set forth in the SEC Documents, or as disclosed to Seller by e-mail (including, for the avoidance of doubt, in a draft of any proposed Company filing with the SEC) within two (2) business days prior to the date of this Agreement, and except for the entry into this Agreement, the planned sale of the Shares contemplated hereby and the facts and circumstances relating to the Note, as of the date hereof there is no material nonpublic information relating to the Company or the Shares and neither this Agreement, nor any other agreement, document, certificate or written statement furnished to the Seller or its counsel by or on behalf of the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or therein not misleading in any material respect.

(e)               Non-Reliance by Company. The Company acknowledges that neither the Seller nor any of her Related Parties has made, and the Company is not relying on, any representation or warranty, express or implied, except as otherwise expressly set forth in Section 5.

6.      Conditions to the Company’s Obligation at Closing. The obligations of the Company to purchase the Shares at the Closing are subject to the fulfillment, on or before the Closing of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of Seller in Section 4 shall be true and correct in all material respects as of the Closing.

(b)              Related Transaction Document. Seller and Mr. Smolyansky shall have executed and delivered to the Company that certain Amendment to the Settlement Agreement, dated as July 27, 2022, by and among the Company, Seller and Mr. Smolyansky, dated as of the date hereof, amending, among other terms and conditions, the standstill period, irrevocable proxy and right of first refusal, attached hereto as Exhibit A.

(c)               Danone ROFR. Danone North America Public Benefit Corporation’s (“Danone”) right of first refusal under that certain Stockholders’ Agreement by and among the Company, Danone Foods, Inc., Michael Smolyansky, Seller, Mr. Smolyansky and Julie Smolyansky, dated as of October 1, 1999, as amended (the “Stockholders’ Agreement”), as it relates to the sale of the Shares pursuant to this Agreement (“ROFR”), shall have expired or been waived.

(d)              Performance. Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller on or before the Closing, including without limitation delivering each deliverable of Seller specified in Section 3(b) that is required to be delivered at Closing.

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7.      Conditions to Seller’s Obligation at Closing. The obligations of Seller to sell the Shares at the Closing are subject to the fulfillment, on or before the Closing of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Company in Section 5 shall be true and correct in all material respects as of the Closing.

(b)              Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including without limitation delivering each deliverable of the Company specified in Section 3(a) that is required to be delivered at Closing.

(c)               CIBC Consent. CIBC shall have granted all consents, if any, necessary for the parties to complete the sale of the Shares contemplated hereby.

(d)              Danone ROFR. The ROFR shall have expired or been waived.

8.      Termination. Either Seller or the Company may terminate this Agreement if the Closing shall not have occurred on or prior to the third (3rd) business day following the last day that Danone may validly exercise the ROFR; provided that the party seeking to terminate this Agreement is not in material breach of any of its representations, warranties, agreements or covenants hereunder. Upon any such termination, this Agreement shall be deemed null and void, provided, however, that no such termination shall relieve either party of any breach of this Agreement prior to such termination.

9.      Survival of Representations and Warranties. The representations, warranties, and covenants of Seller and the Company contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of either Seller or the Company.

10.     Indemnification.

(a)               Indemnification by Seller. Seller shall save, defend, indemnify and hold harmless the Company and its Related Parties from and against any losses, damages, liabilities, costs and expenses, including attorneys’ fees (hereinafter collectively, “Losses”) to the extent arising out of or resulting from (x) any breach of any representation or warranty made by Seller contained in this Agreement and (y) any breach of any covenant or agreement by Seller contained in this Agreement.

(b)              Indemnification by the Company. The Company shall save, defend, indemnify and hold harmless Seller and its Related Parties from and against any Losses to the extent arising out of or resulting from (x) any breach of any representation or warranty made by the Company contained in this Agreement and (y) any breach of any covenant or agreement by the Company contained in this Agreement.

(c)               Procedures. Whenever any claim shall arise for indemnification hereunder, the indemnified party shall promptly provide written notice of such claim (“Claim Notice”) to the indemnifying party. Such Claim Notice by the indemnified party shall: (a) describe the claim in reasonable detail; and (b) indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the indemnified party; provided, however, that the failure to timely give a Claim Notice shall not relieve an indemnifying party of its obligations hereunder, except to the extent that the indemnifying party shall have been actually prejudiced by such failure. Payment of amounts due under this indemnity shall be made promptly upon demand by the indemnified party as and when incurred by wire transfer of immediately available funds to an account designated in writing by the indemnified party to the indemnifying party.

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(d)              Liability. In no event shall the indemnifying party be liable to the indemnified party for any punitive damages, except to the extent any such damages are included in any third party claim.

11.  Assignment; Binding Effect; Third-Party Beneficiaries. Subject to the limitations set forth in this Agreement, this Agreement will be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties in this Agreement. Neither the Company nor Seller shall assign this Agreement (or any portion thereof) without the prior written consent of the Company or Seller, as applicable. Any purported assignment in contravention hereof shall be null and void. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

12.  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to that body of laws pertaining to conflict of laws.

13.  Notices. All notices and other communications under this Agreement will be in writing. Unless and until the parties are notified in writing to the contrary, all notices, communications and documents, if not delivered by hand, will be mailed, addressed to the addresses set forth under each party’s signature to this Agreement. Notices and communications will be mailed by first class mail, postage prepaid or sent by e-mail return receipt requested; documents will be mailed by registered mail, return receipt requested, postage prepaid or by e-mail return receipt requested. All mailings and deliveries related to this Agreement will be deemed received only when actually received.

14.  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

15.  Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.

16.  Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes any prior written or oral agreements and understandings with respect to the subject matter of this Agreement.

17.  Expenses. Except as otherwise provided in this Agreement, each of the parties shall bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby.

18.  Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled

19.  Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

20.  Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

21.  Specific Enforcement. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

[Signature Page(s) Follow]

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The parties have executed this Common Stock Purchase Agreement as of the date first written above.

SELLER:

/s/ Ludmila Smolyansky
Ludmila Smolyansky

Address:

Email:

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The parties have executed this Common Stock Purchase Agreement as of the date first written above.

PURCHASER: Lifeway Foods, Inc.

By:	/s/ Julie Smolyansky
Name: Julie Smolyansky
Title: Chief Executive Officer

Address:	6431 West Oakton
Morton Grove, IL 60053

Email:	julies@lifeway.net

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Exhibit A
Form of Amendment to Settlement Agreement

[Attached]

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Amendment to Settlement Agreement

This Amendment to the Settlement Agreement, dated November __, 2022 (including all exhibits hereto, this “Amendment”), is by and among Lifeway Foods, Inc. (the “Company”) on the one hand and Edward Smolyansky (“Mr. Smolyansky”) and Ludmila Smolyansky (“Mrs. Smolyansky” and, together with Mr. Smolyansky, the “Shareholders”) on the other hand (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties have previously entered into that certain Settlement Agreement, dated as of July 27, 2022 (the “Agreement”); and

WHEREAS, the Company and Mrs. Smolyansky desire to enter into that certain Common Stock Purchase Agreement, dated as of November 7, 2022 (the “Purchase Agreement”), pursuant to which Mrs. Smolyansky will sell to the Company, and the Company will purchase from Mrs. Smolyansky, certain shares of the Company’s common stock held by Mrs. Smolyansky and the Shareholders will execute and deliver this Amendment; and

WHEREAS, the Parties desire to, among other things, amend the terms of the Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby covenant and agree as follows:

1.                  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement except that all references to the “2022 Annual Meeting” shall deemed to be references to the “Annual Meetings”.

2.                  Section 1 of the Agreement is hereby amended by deleting in its entirety the phrase “at the 2022 annual meeting of the shareholders (together with any postponements, adjournments or other delays thereof, the “2022 Annual Meeting”)” and replacing it with the following:

“at each annual meeting of the shareholders during the Term (as defined below) (together with any postponements, adjournments or other delays thereof, each an “Annual Meeting)”

3.                  Section 1 of the Agreement is hereby amended by deleting in its entirety the phrase “, which approvals shall not be unreasonably withheld” and replacing it with the following:

“, which approvals shall not be unreasonably withheld, and the Board shall promptly thereafter appoint such substitute person as a director of the Company”

4.                  Section 2 of the Agreement is hereby deleted it in its entirety and replaced with the following:

“The Shareholders agree to appear in person or by proxy and vote (a) all shares of common stock of the Company (the “Common Stock”) beneficially owned (in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), individually or otherwise, and controlled by each of the Shareholders and over which the Shareholders have power and authority to vote (“Voting Shares”) in accordance with the recommendations of the Board at any special or annual meeting of the shareholders of the Company with respect to each proposal not related to the sale of the Company or all or substantially all of the assets of the Company and (b) their Voting Shares in proportion to the vote of the other shareholders of the Company with respect to any proposal related to the sale of the Company or all or substantially all of the assets of the Company, or, in case of either (a) or (b) of this Section 2, at the request of the Company delivered at least five (5) business days prior to the date of the applicable special or annual meeting of the shareholders of the Company, to appear in person and to give their proxy to the Company-appointed proxies to be voted in accordance with this Section 2 in their capacities as such attaching without instruction as to how to vote on any such proposal. Mr. Smolyansky hereby agrees to consent to and approve the voting of shares of Common Stock held by Smolyansky Holding LLC in a manner such that fifty percent (50.0%) of such shares are voted in accordance with the preceding sentence, and the remaining fifty percent (50.0%) of such shares are voted in accordance with the direction of the other manager(s) of Smolyansky Holding LLC.”

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5.                  The introductory language in Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“From the date hereof through and including the date that is the earlier of (i) the day of the Company’s 2024 annual meeting of shareholders and (ii) the date of any material breach by the Company of its obligations under Sections 1 and 5 of this Agreement, other than a breach resulting from any Shareholder, provided that (if such breach is curable) the Company has received ten days prior written notice of such breach and such breach has not been cured prior to the expiration of such ten day period (the “Term”), other than in their respective capacities as a director of the Company or otherwise in accordance with this Agreement, the Shareholders shall not, without the prior written consent of the Company:”

6.                  A new Section 22 as set forth below is hereby included in the Agreement:

“22. Subject to the expiration or waiver of the right of first refusal (the “Danone ROFR”) of Danone North America PBC and its affiliates (collectively, “Danone”) pursuant to that certain Stockholders’ Agreement, dated as of October 1, 1999, as amended from time to time (the “Stockholder Agreement”), by and among Danone, the Company and certain members of the Smolyansky family, including the Shareholders, no Shareholder shall, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of (“Transfer”) shares of Common Stock except in accordance with the provisions of this Section 22.

(a)       On or after the date on which a Shareholder contemplating a Transfer of Common Stock (in such case, a “Selling Shareholder”) provides notice to Danone of a proposed transfer pursuant to Section 4.01 of the Stockholders Agreement (a “Transfer Notice”), the Selling Shareholder shall provide a copy of the Transfer Notice to the Company.

(b)       Subject to the Danone ROFR, the Company shall have the right (the “Company ROFR”), exercisable by written notice given to the Selling Shareholder within 16 business days after its receipt of such Transfer Notice, to purchase (or to cause another person designated by the Company to purchase) all, but not less than all, of the Common Stock specified in the Transfer Notice, at the purchase price and on the other terms set forth therein. If the consideration specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by internationally recognized independent public accountancy firms selected by each of the Company and the Selling Shareholder or, in the event such firms are unable to agree, a third internationally recognized independent public accountancy firm to be selected by the first two such firms) of such other property included in such consideration, and the date by which the Company must exercise the Company ROFR shall be extended until five business days after the determination of the value of the property included in the consideration.

(c)       If the Company exercises the Company ROFR, the closing of the purchase of the Common Stock with respect to which such right has been exercised shall take place within 10 business days after the Company gives notice of such exercise; provided that if any approval of or notice to any governmental agency or the Company’s shareholders is required in connection with such purchase of Common Stock, the Selling Shareholder and the Company shall use all reasonable efforts to obtain such approvals or to provide such notices and the closing shall take place within five business days after receipt of the last such approval and expiration of any required waiting periods.

(d)       If Danone does not exercise the Danone ROFR under the Stockholder Agreement and the Company does not exercise the Company ROFR within the time specified for such exercise, the Selling Shareholder shall be free during the 90-day period following the expiration the Danone ROFR, but only during such period, to sell the Common Stock specified in the applicable Transfer Notice to the person specified therein (the “Purchaser”) for the consideration (or at any price in excess thereof) and on substantially the same terms (or on other terms more favorable to the Selling Shareholder) specified therein; provided, however, that (i) such Purchaser’s offer constituted a bona fide, arm’s length offer, (ii) at the request of the Company, the Selling Shareholder shall have obtained an opinion from an internationally recognized investment bank, selected jointly by the Company and the Selling Shareholder, to the effect that the consideration to be paid by such Purchaser per share of Common Stock falls within a reasonable range of valuations therefor, (iii) such Purchaser’s ownership of the Common Stock could reasonably be expected, in the opinion of the Board, to materially disadvantage the business of the Company and its subsidiaries or could reasonably be expected to have an adverse effect on the future profitability of the Company and its subsidiaries, taken as a whole.

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(e)       The Company’s ROFR shall not apply to (i) any proposed Transfer by a Shareholder if the amount of shares to be so Transferred when combined with all other Transfers of Common Stock by the Shareholders during the calendar year does not equal or exceed 2% of the shares of Common Stock issued and outstanding as of the date of the Transfer Notice delivered in connection such proposed Transfer, (ii) any proposed Transfer by a Shareholder to an immediate family member or a trust in which the beneficiary is the Shareholder or an immediate family member of such Shareholder; (iii) any proposed Transfer by a Shareholder to a charitable organization; provided that in the case of clauses (ii) and (iii) the transferee shall have agreed to be bound by the terms of this Agreement; or (iv) any proposed Transfer to Danone.

No transferee (other than a Shareholder) of Common Stock be entitled to any of the rights set forth under this Agreement by virtue of its ownership of such Common Stock.

(f)       Any attempted Transfer in violation of this Section 22 shall be null, void and of no force and effect, and the Company shall not give effect to any such attempted Transfer.”

7.                  All references to the Agreement in future correspondence or notices shall be deemed to refer to the Agreement as modified by this Amendment.

8.                  Except as expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Agreement are hereby ratified and confirmed.

9.                  This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to each of the other Parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail in portable document format (pdf) shall be equally as effective as delivery of an original executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Settlement Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

LIFEWAY FOODS, INC.

By:
Name: Julie Smolyansky
Title: Chief Executive Officer

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SHAREHOLDERS

Edward Smolyansky

Ludmila Smolyansky

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